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                                                                     Exhibit 4.5



                THE AMERICAN MATERIALS & TECHNOLOGIES CORPORATION

                              STOCK PURCHASE OPTION


                Option to Purchase 25,000 Shares of Common Stock

                            Void After March 12, 2008

                     This Stock Purchase Option is issued to


                                JAMES L. RUSSELL


(hereinafter called the "Registered Holder," which term shall include any and all successors and assigns) by The American Materials & Technologies Corporation, a Delaware Corporation (hereinafter called the "Company").

SECTION 1.  The Option

         1.01. For value received and subject to the terms and conditions hereinafter set forth, the Registered Holder is entitled, upon surrender of this Option at any time on or prior to March 12, 2008 (with the subscription form annexed hereto duly executed) at the office of the Company at The American Materials & Technologies Corporation, 5915 Rodeo Road, Los Angeles, California 90016, or such other office or agency of which the Company shall notify the Registered Holder hereof in writing (the "Company Office"), to purchase from the Company 25,000 fully paid and non-assessable shares of common stock, $0.01 par value per share, of the Company ("Common Stock") for $2.00 per share (the "Option Purchase Price"). This Option may be exercised in full or in part from time to time. As promptly as practicable after surrender of this Option and receipt of payment of the Option Purchase Price, the Company shall issue and deliver to the Registered Holder a certificate or certificates for shares of Common Stock, in certificates of such denominations and in such names as the Registered Holder may specify, together with any other stock, securities or property to which such holder may be entitled to receive pursuant to Section 1.05(1)(c) or Section 1.05(2) hereof. In the case of the purchase of less than all the shares purchasable under this Option, the Company shall cancel this Option upon the surrender hereof and shall executed and deliver a new Option of like tenor for the balance of the shares purchasable hereunder. This Option shall expire at the close of business on March 12, 2008 and shall be void thereafter.


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         1.02. During the period within which the rights represented by this
Option may be exercised, the Company shall at all times have authorized and reserved for the purpose of issue upon exercise of the rights evidenced hereby, a sufficient number of shares of its Common Stock to provide for the exercise of such rights. Upon surrender for exercise, this Option shall be canceled and shall not be reissued; provided, however, that upon the partial exercise hereof a substitute Option representing the rights to subscribe for and purchase any such unexercised portion hereof shall be issued.

         1.03. This Option may be subdivided into one or more Stock Purchase Options entitling the Registered Holder to purchase shares of Common Stock in multiples of one or more whole shares, upon surrender of this Option by the Registered Holder for such purpose at the Company Office.

         1.04. The Company shall maintain a register containing the names and addresses of the holders of all Options. The Registered Holder of this Option shall be the person in whose name such Option is originally issued and registered, unless a subsequent holder shall have presented to the Company this Option, duly assigned to him in compliance with law and Section 5 hereof, together with a written notice of his acquisition of this Option, designating in writing the address of such holder, in which case such subsequent holder of this Option shall become a subsequent Registered Holder. Any Registered Holder of this Option may change his address as shown on such register by written notice to the Company requesting such change. Any written notice required or permitted to be given to the Registered Holder of this Option shall be mailed, by registered or certified mail, to such Registered Holder at his address as shown on such register.

         1.05. The rights of the Registered Holder shall be subject to the following terms and conditions:

         (1) Adjustment of Option Purchase Price. The Option Purchase Price hereinbefore set forth shall be subject to adjustment from time to time as set forth below. Upon each adjustment of the Option Purchase Price pursuant to this
Section 1.05(1), the Registered Holder shall (until another such adjustment ) thereafter be entitled to purchase at the adjusted Option Purchase Price the number of shares obtained by dividing $50,000 (the product of the number of shares called for on the face of this Option and the initial Option Purchase Price) by the adjusted Option Purchase Price:

         (a) In case the Company shall declare a dividend or make any other distribution upon any stock of the Company payable in Common Stock any Common Stock issuable in payment of such dividend or distribution shall be deemed to have been issued or sold without consideration, and the Option Purchase Price shall be adjusted to a price (calculated to the nearest cent) determined by dividing (i) an amount equal to the number of shares of Common Stock outstanding immediately prior to such deemed issue or sale multiplied by the then existing Option Purchase Price, by (ii) the total number of shares of Common Stock deemed to be outstanding pursuant to the provisions of this Section 1.05(1)(a) immediately after such deemed issue or sale. In case the Company shall fix a record date for determining the holders of its Common Stock entitled to receive a dividend or other distribution payable in Common Stock, then such record date shall be deemed to be the date of the issue or sale of the shares of Common Stock so deemed to have been issued or sold thereby.


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         (b) In case the Company shall declare a dividend payable upon its
Common Stock otherwise than out of earnings or earned surplus (except in Common Stock), then thereafter the Registered Holder, upon exercise of all or part of this Option, shall be entitled to receive the number of shares of Common Stock being purchased upon such exercise and, in addition and without further payment, the cash, stock or other securities and other property which the Registered Holder hereof would have received by way of such dividend (otherwise than out of such earnings or surplus or in Common Stock) as if continuously since the date hereof such Registered Holder had been the record holder of the number of shares of Common Stock then being purchased and had retained all dividends in stock or securities (other than Common Stock) payable in respect of such Common Stock or in respect of any stock or securities paid as dividends and originating directly or indirectly from such Common Stock. For the purposes of the foregoing, a dividend other than in cash shall be considered payable out of earnings or earned surplus only to the extent that such earnings or surplus are charged an amount equal to the fair value of such dividend as reasonably determined by the Board of Directors of the Company.

         (c) In case the Company shall subdivide its outstanding shares of Common Stock into a greater number of shares, the Option Purchase Price in effect immediately prior to such subdivision shall be proportionately reduced, and conversely, in case the outstanding shares of Common Stock of the Company shall be combined into a smaller number of shares, the Option Purchase Price in effect immediately prior to such combination shall be proportionately increased.

         (d) The number of shares of Common Stock outstanding at any given time shall not include shares owned or held by or for the account of the Company.

         (2) Notice of Adjustment of Option Purchase Price. Upon any adjustment or other change relating to the Option Purchase Price or the securities purchasable upon the exercise of this Option, then, and in each such case, the Company shall give written notice thereof, by first class mail, postage prepaid, addressed to the Registered Holder at the address of such Registered Holder as shown on the books of the Company, which notice shall state the Option Purchase Price resulting from such adjustment and the increase or decrease in the number of shares of Common Stock purchasable at such price upon the exercise of this Option setting forth in reasonable detail the method of calculation and the facts upon which such calculation is based.

         (3) Reorganization, etc. If the Company is a party to reorganization or merger with one or more other corporations, whether or not the Company is the surviving corporation, or if the Company consolidates with or into one or more other corporations, or if the Company is liquidated or sells or otherwise disposes of substantially all of its assets to another corporation (each hereinafter referred to as a "Transaction"), in any such event while


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this Option remains outstanding, then: (a) subject to the provisions of clause
(b) below, after the effective date of such Transaction, the unexercised portion of this Option shall remain outstanding, and lawful and adequate provision shall be made whereby the Registered Holder shall thereafter have the right to purchase and receive, upon the basis and upon the terms and conditions herein specified and in lieu of the shares of Common Stock of the Company immediately theretofore purchasable and receivable upon exercise of this Option, such shares of stock, securities or assets as may be issued or payable with respect to or in exchange for a number of outstanding shares of such Common Stock equal to the number of shares of Common Stock immediately theretofore purchasable and receivable upon the exercise of this Option had such Transaction not taken place, and in any such case appropriate provision shall be made with respect to the rights and interests of the Registered Holder to the end that the provisions hereof (including, without limitation, provisions for adjustments to the Option Purchase Price and of the number of shares purchasable upon the exercise of this Option) shall thereafter be applicable, as nearly as may be, in relation to any shares of stock, securities or assets thereafter deliverable upon the exercise hereof; or (b) this Option may be canceled by the Board of Directors as of the effective date of such Transaction, provided that (i) notice of such cancelation shall be given to the Registered Holder of this Option pursuant to Section 1.05(4) hereof and (ii) the Registered Holder of this Option shall have the right to exercise this Option to the extent it has not theretofore been exercised.

         (4) Notice. In case: (1) the Company shall pay any dividend or make any distribution (other than regular cash dividends from earnings or earned surplus paid at an established rate) to the holders of its Common Stock; (2) there shall be any capital reorganization or reclassification of the capital stock of the Company or any consolidation or merger of the Company with, or sale of all or substantially all of its assets to, another corporation; or (3) there shall be a voluntary or involuntary dissolution, liquidation or winding up of the Company; then, in any one or more of said cases, the Company shall give written notice, by first class mail, postage prepaid, addressed to the Registered Holder at the address of such Registered Holder as shown on the books of the Company of the date on which (a) the books of the Company shall close or a record date shall be fixed for determining the shareholders entitled to such dividend or distribution, or (b) such reorganization, reclassification, consolidation, merger, sale, dissolution, liquidation or winding up shall take place, as the case may be. Such notice shall also provide reasonable details of the proposed transaction and specify the date as of which the holders of Common Stock of record shall participate in such dividend or distribution, or shall be entitled to exchange their Common Stock for securities or other property deliverable upon such reorganization, reclassification, consolidation, merger, sale, dissolution, liquidation or winding up, as the case may be. Such notice shall further specify whether this Option will be canceled by the Board of Directors in accordance with Section 1.05(2) hereof. Such written notice shall be given at least 10 days prior to the action in question.


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         (5) Voting Rights. This Option shall not entitle the Registered Holder to any voting rights or any other rights as a stockholder of the Company but upon presentation of this Option with the subscription form annexed duly executed and the tender of payment of the Option Purchase Price at the Company Office pursuant to the provisions of this Option the Registered Holder shall forthwith be deemed a stockholder of the Company in respect of the shares of Common Stock so subscribed and paid for.

SECTION 2. Covenant of the Company. All shares of Common Stock which may be issued upon the exercise of the rights represented by this Option shall, when issued upon receipt of consideration therefor in accordance with the terms of this Option, be duly authorized, validly issued, fully paid and non-assessable and free from all taxes, liens and charges with respect to the issue thereof.

SECTION 3. Fractional Shares. No fractional shares or scrip representing fractional shares shall be issued upon exercise of this Option. If, upon exercise of this Option as an entirety, the Registered Holder would, except for the provisions of this Section 3, be entitled to receive a fractional share of Common Stock, then an amount equal to such fractional share multiplied by the fair market value (as reasonably determined by the Board of Directors of the Company) of shares of Common Stock shall be paid by the Company in cash to such Registered Holder.

SECTION 4. Substitution. In case this Option shall be mutilated, lost, stolen or destroyed, the Company will issue a new Option of like tenor and denomination and deliver the same (a) in exchange and substitution for and upon surrender and cancelation of any mutilated Option, or (b) in lieu of any Option lost, stolen or destroyed, upon receipt of evidence satisfactory to the Company of the loss, theft, or destruction or such Option (including a reasonably detailed affidavit with respect to the circumstances of any loss, theft or destruction), and of indemnity (or, in the case of the initial holder of any institutional holder, an indemnity agreement) satisfactory to the Company.

SECTION 5. Transfer Restrictions. Neither this Option nor any security issuable hereunder shall be sold, transferred, pledged or hypothecated (a "Disposition") unless the proposed Disposition is the subject of a currently effective registration statement under the Securities Act of 1933, as amended, or unless the Company has received an opinion of counsel, in form and substance satisfactory to the Company, to the effect that such registration is not required in connection with such Disposition.

SECTION 6. Governing Law. This Option shall be deemed a contract made under the laws of the State of Delaware and its provisions, and the rights and obligations of the parties hereunder, shall be construed and enforced in accordance with and governed by the substantive laws of the State of Delaware without regard to its principles of conflicts of laws.


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SECTION 7. Miscellaneous. This Option and any term hereof may be changed, waived, discharged or terminated only by an instrument in writing signed by the party against which enforcement of such change, waiver, discharge or termination is sought.


         IN WITNESS WHEREOF, the Company has caused this Stock Purchase Option to be signed by its President thereunto duly authorized.


                                    THE AMERICAN MATERIALS & TECHNOLOGIES


                                    By: _______________________________
                                        Paul W. Pendorf
                                        President



Acknowledgment

         The Undersigned Holder acknowledges receipt of this Stock Option Agreement, including Schedule A hereto, and agrees to be bound by all obligations of the Holder as set forth in such Stock Option Agreement.

                                    HOLDER


                                    __________________________________


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                                SUBSCRIPTION FORM


         The undersigned, the registered holder of the within Stock Purchase Option, hereby irrevocably elects to exercise the purchase right represented by such Option for, and to purchase thereunder, _________ shares of Common Stock of The American Materials & Technologies Corporation and herewith makes payment of $______ therefor and requests that the certificates representing such shares be issued in the name of and delivered to and if such shares shall not include all of the shares issuable under this Option, that a new Option of like tenor and date be delivered to the undersigned for the shares not issued.

Date:_______

                                              Signature: ______________________

                                              Name: ___________________________


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                               FORM OF ASSIGNMENT

         For value received the undersigned hereby sells, assigns and transfers unto _______________________, whose address is ________________________________, the within Option with respect to ______ shares of common stock, $0.01 par value per share, of The American Materials & Technologies Corporation purchasable thereby, and does hereby irrevocably constitute and appoint ____________________ attorney to transfer the within Option on the books of The American Materials & Technologies Corporation with full power of substitution in the premises.

Dated:


                                               ___________________________
                                               Name:


In the presence of:


_____________________________
Signature

Name:


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